EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-226944) of Service Properties Trust
(2)Registration Statement (Form S-8 No. 333-191096) pertaining to the 2012 Equity Compensation Plan of Service Properties Trust
of our report dated February 28, 2020, with respect to the consolidated financial statements and schedule of Service Properties Trust included in this Annual Report (Form 10-K) of Service Properties Trust for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 1, 2021